U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada	87-0450232
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

C Site 25-26F Presidential Building, No. 69 Heping North Street
Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-2281388
(Registrant’s telephone number)

Not applicable
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant

Great China International Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, Silverstrand International Holdings Limited (“Silverstrand”), has entered into a letter of intent dated October 30, 2007 to transfer 100% of the issued share capital of Loyal Best Property Development Limited (“Loyal Best”), a Hong Kong limited company, to Celebrities Realestate Development Group Co., Ltd. (“Celebrities”) or a party designated by Celebrities in exchange for the payment of 360 million Chinese yuan (approximately US$48.34 million). Loyal Best is the sole owner of an entity called Shenyang Loyal Best Hunnan Property Development Limited (“Shenyang Loyal Best”), a wholly owned foreign enterprise that is a party to a Confirmation Letter of Auction with respect to a parcel of land located at the center area of Hunnan New Zone in the city of Shenyang, China (the “Project”). A translation of the letter of intent is filed herewith as Exhibit 10.1.

The letter of intent became effective on November 5, 2007, when Celebrities paid Silverstrand a deposit of 60 million Chinese yuan (approximately US$8.0 million), which amount will be forfeited if Celebrities fails to complete the transaction; however, if Silverstrand fails to complete the transaction, it will be liable to Celebrities for double the amount of the deposit, plus penalty interest of 0.03% daily.

The completion of the transactions contemplated by the letter of intent is subject to the execution of a definitive agreement by November 20, 2007. The letter of intent provides that Silverstrand must acquire the land use certificate for the Project, render assistance in obtaining required government approvals with respect to the Project and pay off the land transfer fee and any related deed tax relating to the Project. Silverstrand will remain liable for interest on Loyal Best’s loan from Shenyang Huahai International Investment Co., Ltd., until November 30, 2007, after which Celebrities will assume the obligations under this loan.

Pursuant to a separate Letter of Guarantee dated November 3, 2007, Shenyang Maryland International Industry Co., Ltd., the Company’s subsidiary, guaranteed the obligations of Silverstrand under the letter of intent. A translation of the Letter of Guarantee is filed herewith as Exhibit 10.2.

In connection with the transactions contemplated by the letter of intent and pursuant to an agreement with Hong Kong Top Might Investments Co., Ltd. (“HKTMI”), Silverstrand agreed to pay a base finder’s fee of approximately 65,000,000 Chinese yuan (approximately US$8.7 million) after Silverstrand and Celebrities sign a definitive agreement and complete the transaction. A translation of the agreement between Silverstrand and HKTMI is filed herewith as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits

The following are filed as exhibits to this report.

Exhibit No.	Description of Document

10.1	Letter of Intent dated October 30, 2007 between Silverstrand International Holdings Limited and Celebrities Realestate Development Group Co., Ltd.

10.2	Letter of Guarantee given November 3, 2007 by Shenyang Maryland International Industry Co., Ltd. to Celebrities Realestate Development Group Co., Ltd.

10.3	Investment Medium Contract dated 25 October 2007 between Silverstrand International Holdings Limited and Hong Kong Top Might Investments Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great China International Holdings, Inc.

Date: November 8, 2007	By:	/s/ Frank Jiang
Frank Jiang, Chief Executive Officer